Exhibit 10.14

EXECUTION COPY

RX0583
RX0584

SECURITY AGREEMENT

          This SECURITY AGREEMENT (as the same may be amended, modified, supplemented, extended or restated as provided herein from time to time, this “Security Agreement”) is made and entered into as of January 4, 2008, by NEW ULM TELECOM, INC., a Minnesota corporation (the “Debtor”), having its place of business (or chief executive office if more than one place of business) located at 27 North Minnesota Street, New Ulm, Minnesota 56073, whose taxpayer identification number is 41-0440990 and whose state organizational number is 26587-AA, in favor of COBANK, ACB (the “Secured Party”), whose mailing address is 5500 South Quebec Street, Greenwood Village, Colorado 80111 and whose taxpayer identification number is 84-1286705. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreements (as defined in Section 2 of this Security Agreement).

          SECTION 1. Grant of Security Interest. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby grants to the Secured Party a continuing security interest, subject only to security interests permitted by the Loan Agreements, in all of the Debtor’s estate, right, title and interest in and to the following property, wherever located and whether now existing or hereafter arising or acquired, together with all increases, substitutions, replacements, attachments, accessions and additions to any of the foregoing, and all products and proceeds of any of the foregoing, and rents, offspring, revenues and profits therefrom, including, without limitation, the proceeds of any insurance policies (whether or not the Secured Party is the loss payee thereof) and under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the following:

(i) accounts, receivables and accounts receivable (including, without limitation, all right to payment for the provision of communications services and related equipment sales and leasing or any other services or goods and health-care insurance receivables), whether or not earned by performance, and all guaranties and security and instruments therefor, and all goods and rights represented thereby or arising therefrom, including the rights of stoppage in transit, replevin and reclamation; (ii) goods, inventory and supplies (including, without limitation, returned or repossessed goods); (iii) chattel paper (including, without limitation, electronic chattel paper); (iv) instruments (including, without limitation, promissory notes); (v) investment property (including, without limitation, certificated and uncertificated securities, security accounts, securities entitlements, margin accounts, commodity contracts and commodity accounts), letters of credit and letter-of-credit rights (in either case, whether or not the letter of credit is evidenced by a writing); (vi) documents; (vii) fixtures; (viii) general intangibles (including, without limitation, payment intangibles, contracts and contract rights (including, without limitation, construction contracts, subscriber contracts,

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

customer lists and marketing lists, customer service agreements, subscription agreements, roaming agreements, franchise agreements, management agreements, rights-of-ways, easements, pole and antennae attachment agreements, transmission capacity agreements, tower attachment leases and public utility contracts), leases of personal property, choses or things in action, litigation rights and resulting judgments, goodwill, patents, trademarks, service marks, websites, domain names and other intellectual property, tax refunds, miscellaneous rights to payment, entitlements and investments, software and computer programs, invoices, books, records and other information relating to or arising out of the Debtor’s business, and all licenses and permits issued by any federal or state governmental body or regulatory authority, including, without limitation, any license issued by the FCC, the PUC or any public utility commission of any other states in which the Debtor operates); (ix) equipment (including, without limitation, telecommunications and radio transmitting and receiving equipment, antennae, towers, microwave communication equipment, machinery, computers, parts, tools, implements, poles, posts, cross-arms, conduits, ducts, lines (whether underground or overhead or otherwise), wires, cables, exchanges, CODECs, switches (including, without limitation, host switches and remote switches), testboards, amplifiers, racks, frames, motors, generators, batteries, items of central office equipment, pay-stations, protectors, subscriber equipment, instruments, connections and appliances used, useful or acquired for use in the business of the Debtor or the operation of the Debtor’s properties); (x) supporting obligations; (xi) commercial tort claims; and, (xii) to the extent not covered by the above, all other personal property of the Debtor of every type and description, including, without limitation, interests or claims in or under any policy of insurance, tort claims, deposit accounts, deposits, collection accounts, money, and judgments; provided, however, that no security interest is granted in the Debtor’s licenses, permits, leases, franchises, privileges, permissions and grants which by their terms or by reason of applicable Law would become void or voidable if a security interest therein were granted or if the granting of a security interest therein would violate any law, rule, regulation, order or requirement (contractual or otherwise) of any governmental body or regulatory authority (collectively, the “Collateral”).

Where applicable, and to the extent not otherwise defined herein, all terms used herein shall have the same meaning as set forth in the Uniform Commercial Code in effect in the State of Colorado, as amended from time to time (the “UCC”).

Any of the foregoing terms which are defined in the UCC shall have the meaning provided in the UCC, as amended and in effect from time to time, as supplemented and expanded by the foregoing. For avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision.

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all of the Collateral to the fullest extent permitted by applicable Law regardless of whether any particular item of Collateral is currently subject to the UCC.

The security interests are granted as security only and shall not subject the Secured Party to, or transfer to the Secured Party, or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith. The Debtor will perform and comply in all material respects with all of its obligations in respect of the Collateral, including, without limitation, accounts, contracts, leases and other general intangibles, and the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations. The Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 2. Obligations. The grant of the security interest hereunder shall secure the following obligations (the “Obligations”): (i) the payment and performance of all obligations of the Debtor, whether now existing or hereafter arising, under that certain Continuing Guaranty, dated as of the date hereof, between the Debtor, certain other guarantors from time to time party thereto, and the Secured Party, as the same may be amended, modified, supplemented, extended or restated from time to time (the “Guaranty”); (ii) the payment and performance of all obligations of the Debtor, whether now existing or hereafter arising, under that certain Master Loan Agreement, dated as of the date hereof, between the Debtor and the Secured Party, as the same may be amended, modified, supplemented, extended or restated from time to time (the “New Ulm MLA”), and all other Loan Documents to which the Debtor is a party, including, without limitation, that certain First Supplement to the Master Loan Agreement, dated as of the date hereof, as the same may be amended, modified, supplemented, extended or restated from time to time (the “New Ulm First Supplement”), and that certain Second Supplement to the Master Loan Agreement, dated as of the date hereof, as the same may be amended, modified, supplemented, extended or restated from time to time (the “New Ulm Second Supplement”; and, together with the New Ulm MLA and the New Ulm First Supplement, the “New Ulm Loan Agreement”), and the related Notes, as the same may be amended, modified, supplemented, extended or restated from time to time; (iii) the payment and performance of all obligations of Hutchinson Telephone Company as successor by merger to Hutchinson Acquisition Corp. (“Hutchinson”; and, together with the Debtor, the “Borrowers”), whether now existing or hereafter arising, under that certain Master Loan Agreement, dated as of the date hereof, between Hutchinson and the Secured Party, as the same may be amended, modified, supplemented, extended or restated from time to time (the “Hutchinson MLA”), and all other Loan Documents to which Hutchinson is a party, including, without limitation, that certain First Supplement to the Master Loan Agreement, dated as of the date hereof, as the same may be amended, modified, supplemented, extended or restated from time to time (the “Hutchinson First Supplement”), that certain Second Supplement to the Master Loan Agreement, dated as of the date hereof, as the same may be amended, modified, supplemented, extended or restated from time to time (the “Hutchinson Second Supplement”), and that certain Third Supplement to the Master Loan Agreement, dated as of the date hereof, as the same may be amended, modified, supplemented,

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

extended or restated from time to time (the “Hutchinson Third Supplement”; and, together with the Hutchinson MLA, the Hutchinson First Supplement and the Hutchinson Second Supplement, the “Hutchinson Loan Agreement”; the Hutchinson Loan Agreement, together with the New Ulm Loan Agreement, the “Loan Agreements”), and the related Notes, as the same may be amended, modified, supplemented, extended or restated from time to time; and (iv) the payment of all other indebtedness and the performance of all other obligations of the Borrowers to the Secured Party of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances, Interest Rate Agreements provided by the Secured Party and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties.

          SECTION 3. Representations and Warranties. The Debtor represents and warrants to the Secured Party, for the benefit of the Secured Party, on the date hereof and on the date of each advance under a Supplement, that the following statements are true, correct and complete:

          (A) Title to Collateral. The Debtor has good and marketable title to the Collateral, free of all adverse claims, interests, liens or encumbrances, other than those of the type permitted pursuant to Section 9(B) of the Loan Agreements. The security interest created under this Security Agreement constitutes a valid security interest in the Collateral and, upon filing of a financing statement, a valid perfected security interest in the items and types of Collateral in which a security interest may be perfected by the filing of a financing statement and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

          (B) Validity of Security Agreement; Authority. This Security Agreement is the legally valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general equitable principles. The Debtor has the power and authority to execute, deliver, perform its obligations under, and to grant the security interest provided for, in this Security Agreement and the other Loan Documents to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of, and grant of a security interest pursuant to, this Security Agreement and the other Loan Documents to which it is a party.

          (C) Location of the Debtor; Employer Identification Number; State Organizational Number; State of Incorporation. The Debtor’s place of business (or chief executive office if more than one place of business) is located at the address shown above, and the Debtor’s employer identification number and state organizational number are as shown above. The Debtor’s state of incorporation is Minnesota.

          (D) Location of Collateral. All locations at which the Collateral is located (other than vehicles and property attached thereto) are specified on Schedule A attached hereto and made a part hereof.

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

          (E) Name, Identity, and Structure. During the past five years, the Debtor’s business has not been conducted under any name other than the Debtor’s name as set forth above, nor has it changed its structure or state of incorporation through incorporation, merger, consolidation, joint venture or otherwise or purchased all or substantially all of the assets of any person or entity, other than as set forth on Schedule B attached hereto and made a part hereof.

          (F) Insurance. The Collateral currently is insured consistent with the requirements of the Loan Agreements.

          (G) Taxes, Levies, Etc. The Debtor has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid and shall continue to pay when due all taxes as shown on such returns, unless such taxes are being contested by it, in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside on its books therefor.

          (H) Condition of Collateral. All Collateral necessary to or used in the proper conduct of the Debtor’s business is in good repair, working order and condition, ordinary wear and tear excepted, and the Debtor shall make all alterations, replacements and improvements thereto as may from time to time be necessary in order to ensure that its properties necessary to or used in the proper conduct of its business remain in good repair, working order and condition, ordinary wear and tear excepted.

          SECTION 4. Covenants. The Debtor will comply with all covenants in this Section 4, unless the Debtor has received the written consent of the Secured Party.

          (A) Title to Collateral. The Debtor shall not create or permit the existence of claims, interests, liens, or other encumbrances against any of the Collateral, except as permitted by Section 9(B) of the Loan Agreements. The Debtor shall provide prompt written notice to the Secured Party of any future claims, interests, liens or encumbrances against any of the Collateral, except to the extent permitted by the Loan Agreements, and shall defend diligently the Debtor’s and the Secured Party’s interests (including the priority of such interests) in all Collateral.

          (B) Change in Location, Name, Etc. The Debtor agrees not to (i) change the location of its place of business or chief executive office; or (ii) change its name, identity, state of organization, state organizational number, or employer identification number, unless it shall have given the Secured Party 30 days’ prior written notice of its intention to take any action described in clauses (i) through (ii), and authenticated or executed, as applicable, and delivered to the Secured Party all financing statements, financing statement amendments and other instruments, which the Secured Party may reasonably request in connection therewith and, if requested by the Secured Party, prior to the date on which the Debtor proposes to take any such action, the Debtor will, at its own cost and expense, cause to be delivered to the Secured Party an opinion of counsel, in form and content reasonably satisfactory to the Secured Party, as to the continued perfection and the effect of such action on the priority of the security interests created hereunder.

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

          (C) Change in Structure. The Debtor agrees not to change its corporate organizational structure or state of incorporation in any manner except as permitted pursuant to the Loan Agreements and, if requested by the Secured Party, prior to the date on which the Debtor proposes to take any such action, the Debtor will, at its own cost and expense, cause to be delivered to the Secured Party an opinion of counsel, in form and content reasonably satisfactory to the Secured Party, as to the continued perfection and the effect of such action on the priority of the security interests created hereunder. The Debtor shall give the Secured Party 30 days’ prior written notice of its intention to take any action described in this Subsection 4(C).

          (D) Further Assurances. Upon the reasonable request of the Secured Party, the Debtor shall do all acts and things as the Secured Party may from time to time deem necessary or advisable to enable it to perfect, maintain and continue the perfection and priority of the security interest of the Secured Party in the Collateral, or to facilitate the exercise by the Secured Party of any rights or remedies granted to the Secured Party hereunder or provided by law. Without limiting the foregoing, the Debtor agrees to authenticate or execute, as applicable, in form and substance satisfactory to the Secured Party, such financing statements, continuation statements, amendments thereto, supplemental agreements, assignments, notices of assignments, and other instruments and documents as the Secured Party may from time to time request. In addition, in the event the Collateral or any part thereof consists of certificated or uncertificated securities, investment property, securities entitlements or securities accounts, instruments, documents, letter-of-credit rights, chattel paper collection or deposit accounts or money (whether or not proceeds of the Collateral), the Debtor shall, upon the request of the Secured Party, deliver possession and control (as defined in the UCC) thereof to the Secured Party (or to a designee of the Secured Party retained for that purpose), together with any appropriate endorsements or assignments or both and deliver and cause the appropriate depository institutions or other entities holding securities accounts on behalf of the Debtor to execute and deliver account control agreements for the benefit of the Secured Party. The Debtor shall, at any time and from time to time, take such steps as the Secured Party may reasonably request for the Secured Party to obtain an acknowledgment, in form and substance reasonably satisfactory to the Secured Party, of any bailee having possession of any of the Collateral that such bailee holds such Collateral for the Secured Party. Without limiting the generality of the foregoing, the Debtor shall take such action as the Secured Party may request from time to time to create and perfect a security interest in favor of the Secured Party in any and all leases, rights of way, easements, franchises, licenses and permits relating to the location of cables and antennae and transmission, receiving and other equipment on the property of third parties, including, without limitation, amending such leases, rights of way, easements, franchises, licenses and permits to allow the creation and perfection of such security interest and obtaining the consent of all third parties whose consents may be necessary to the creation and perfection of such security interest. The Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession, but shall not be required to take any steps necessary to preserve rights against other parties. All costs and expenses incurred by the Secured Party to establish, perfect, maintain, determine the priority of, or release the security interest granted hereunder (including the cost of all filings, recordings, and taxes thereon and the fees and expenses of any designee of the Secured Party) shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any Laws of any applicable jurisdiction) in the jurisdiction where this Security Agreement will be given effect and any other appropriate jurisdiction, relating to all or any part of the Collateral without the signature of the Debtor where permitted by Law, including, without limitation, a financing statement indicating that “all assets” of the Debtor are subject to the security interests and liens created hereby.

          (E) Insurance. The Debtor shall maintain such insurance with such insurance companies, in such amounts, and covering such risks, as are at all times required pursuant to the Loan Agreements.

          (F) Disposition and Use of Collateral by the Debtor. Without the prior written consent of the Secured Party, the Debtor shall not at any time sell, transfer, lease, abandon or otherwise dispose of any Collateral other than in accordance with the provisions of the Loan Agreements; provided, however, that no dispositions shall be made if an Event of Default shall have occurred and be continuing hereunder or shall be caused by such disposal. The Debtor shall not use any of the Collateral in any manner which violates any applicable Law to the extent such violation could reasonably be expected to have a Material Adverse Effect.

          (G) Receivables. The Debtor shall preserve, enforce, and collect all accounts, other rights to collection or receivables, chattel paper, instruments, documents and general intangibles, whether now owned or hereafter acquired or arising (the “Receivables”), in a commercially reasonable fashion and, if an Event of Default shall have occurred and be continuing hereunder, upon the request of the Secured Party, the Debtor shall execute an agreement in form and content satisfactory to the Secured Party by which the Debtor shall direct all account debtors and obligors on instruments to make payment to a lock box deposit account under the exclusive control of the Secured Party.

          (H) Condition of Collateral. The Debtor shall at all times hereafter, at its own expense, maintain and preserve all Collateral that is necessary to or used in the proper conduct of, its business, in good repair, working order and condition, ordinary wear and tear excepted, and make all alterations, replacements, and improvements thereto as may from time to time be necessary in order to ensure that its properties, which are necessary to or used in the proper conduct of its business, remain in good working order and condition. At the Secured Party’s request, upon a Potential Default or an Event of Default under either Loan Agreement or hereunder, the Debtor will furnish to the Secured Party a report on the condition of the Collateral prepared by a professional reasonably satisfactory to the Secured Party.

          (I) Condition of Books and Records. The Debtor shall maintain complete, accurate and up-to-date books, records, accounts, and other information relating to all Collateral in such form and in such detail as may be reasonably satisfactory to the Secured Party, and shall allow the Secured Party or its representatives to examine and copy such books, records, accounts and other information upon reasonable notice and during normal business hours, or at such other times as the parties may agree. The Debtor shall furnish to the Secured Party statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

          (J) Right of Inspection. Upon reasonable notice and during normal business hours, or at such other times as the parties may agree, the Debtor shall allow the Secured Party or its representatives to examine any of the Debtor’s properties, books, records or locations and to discuss the Debtor’s affairs, finances and accounts with the Debtor’s officers, directors, employees and independent certified public accountants so that the Secured Party or its representatives may confirm, inspect and appraise any of the Collateral.

          (K) Intellectual Property. The Debtor shall, within 30 days after the end of each calendar quarter, provide written notice to the Secured Party of all applications for patents and all applications for registration of trademarks, copyrights or websites and domain names, to the extent such applications exist, made during the preceding calendar quarter. The Debtor shall file and prosecute diligently all applications for patents, trademarks or copyrights now or hereafter pending that would be necessary to the businesses of the Debtor to which any such applications pertain, and to do all acts reasonably necessary to preserve and maintain all rights in such Collateral unless such Collateral is not material to the Debtor’s business, as reasonably determined by the Debtor consistent with prudent and commercially reasonable business practices or where such failure to file could not, either individually or in the aggregate, have a Material Adverse Effect. Any and all costs and expenses incurred in connection with any such actions shall be borne by the Debtor. Except in accordance with prudent and commercially reasonable business practices, the Debtor shall neither abandon any right to file a patent, trademark or copyright application or any pending patent, trademark or copyright application or any patent, trademark or copyright, without the consent of the Secured Party nor permit to lapse or become abandoned, settle or compromise any pending or future litigation or administrative proceeding with respect to any of the foregoing without the consent of the Secured Party unless such abandonment could not, either individually or in the aggregate, have a Material Adverse Effect.

          (L) Additional Filings with respect to Intellectual Property. The Debtor has made and will continue to make all necessary filings and recordations from time to time and use appropriate statutory notice to protect its interests in the Collateral, including, without limitation, registration of its websites and domain names with the appropriate domain name registrars and the appropriate recordations of its interests in the patents and trademarks in the United States Patent and Trademark Office and in corresponding offices wherever it does business using such patents and trademarks throughout the world and its claims to copyrights in the United States Copyright Office, in each case including licenses and as otherwise requested from time to time by the Secured Party, but in any event all in a manner consistent with prudent and commercially reasonable business practices, except where such failure to take any such actions with respect to any websites and domain names, patents, copyrights or trademarks could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

The Debtor will, promptly following its becoming aware thereof, notify the Secured Party of (i) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or United States Copyright Office with respect to any patent, trademark or copyright material to the Debtor’s business to the extent such determination would have a Material Adverse Effect or to the extent that notice thereof would otherwise be required by the Loan Agreements; or (ii) any written

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

claim received, the institution of any proceeding or any materially adverse determination in any federal, state, local or foreign court or administrative bodies regarding the Debtor’s claim of ownership in or right to use any patent, trademark, copyright or website and domain name, its right to register any of the foregoing Collateral, or its right to keep and maintain such registration in full force and effect, in each case to the extent that any such claim, proceeding or determination could reasonably be expected to have a Material Adverse Effect or to the extent that notice thereof would otherwise be required by the Loan Agreements.

          (M) Negative Pledge. The Debtor shall not grant a negative pledge upon any of its property, real or personal, in favor of any lender of the Debtor other than the Secured Party.

          (N) Commercial Tort Claims. If the Debtor shall at any time acquire a commercial tort claim, as defined in the UCC, the Debtor shall notify the Secured Party within 5 business days of such acquisition in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

          (O) No Fixtures. It is the intention of the parties hereto that (except for Collateral located on real estate owned in fee simple by the Debtor that is mortgaged to the Secured Party pursuant to a mortgage, deed of trust or other security instrument, if any, or Collateral located on real estate for which a leasehold mortgage, deed of trust or other security instrument is given, if any, and the landlord with respect thereto executes and delivers to the Secured Party a landlord waiver and consent in favor of the Secured Party in form and substance satisfactory to the Secured Party) none of the Collateral shall become fixtures and the Debtor will take all such reasonable action or actions as may be reasonably necessary to prevent any of the Collateral from becoming fixtures, which actions may include, without limitation, the use of the Debtor’s commercially reasonable efforts to obtain waivers of liens, in form satisfactory to the Secured Party, from each lessor of real property on which any of the Collateral is or is to be located to the extent reasonably requested by the Secured Party.

          SECTION 5. Event of Default. (a) The breach of or failure to pay or perform any of the Obligations secured hereby in accordance with their respective terms, which breach or failure continues beyond any applicable cure period, (b) any representation or warranty made by the Debtor in this Security Agreement is false or misleading in any material respect on or as of the date made or deemed made, (c) the breach of or failure to perform or observe any covenant or agreement contained in this Security Agreement or (d) the existence of any Event of Default under either Loan Agreement or any other Loan Document shall each constitute an “Event of Default” hereunder; provided that any breach of the terms of this Security Agreement which shall also constitute a breach of either Loan Agreement or any other Loan Document shall be subject to the same notice and cure right applicable to such breach under such Loan Agreement or such other Loan Document.

          SECTION 6. Rights and Remedies. Upon the occurrence of any Event of Default hereunder, the Secured Party may declare all Obligations to be immediately due and payable and proceed against the Debtor directly for payment, and, to the extent permitted by applicable Law, may

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

exercise any and all rights and remedies of a secured party in the enforcement of its security interest under the UCC, this Security Agreement, or any other applicable Law. Without limiting the foregoing and subject to applicable law and regulations promulgated thereunder, and upon the occurrence and during the continuance of an Event of Default:

          (A) Disposition of Collateral. The Secured Party may sell, lease, or otherwise dispose of all or any part of the Collateral, in its then condition or following any commercially reasonable preparation or processing thereof, whether by public, judicial or private sale or at any brokers’ board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon commercially reasonable terms, and the Secured Party may purchase such Collateral at any public or judicial sale, or, if such Collateral is of a type that is customarily sold on a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale. To the extent permitted by law, the Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. At any time when advance notice of sale is required, the Debtor agrees that 10 days’ prior written notice shall be reasonable. In connection with the foregoing, the Secured Party may:

                    (1) require the Debtor to assemble the Collateral and all records pertaining thereto and make such Collateral and records available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

                    (2) enter the premises of the Debtor or premises under the Debtor’s control and take possession of the Collateral;

                    (3) without charge by the Debtor, use or occupy the premises of the Debtor or premises under the Debtor’s control, including, without limitation, warehouse and other storage facilities;

                    (4) without charge by the Debtor, use or sublicense the use of any patent, trademark, service mark, trade name or other intellectual property or technical process used by the Debtor in connection with any of the Collateral (and such use or right of use shall inure to the benefit of all successors, assigns and transferees of the Secured Party and their respective successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise);

                    (5) rely upon the advice or instructions of any one or more brokers or other experts selected by the Secured Party to determine the method or manner of disposition of any of the Collateral and, in such event, any disposition of the Collateral by the Secured Party in accordance with such advice or instructions shall be presumptively deemed to be commercially reasonable; and

                    (6) compromise and settle or sell, assign or transfer or ask, collect, receive or issue any and all claims possessed by the Debtor which constitute a portion of the Collateral, all in the name of the Debtor.

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

          (B) Collection of Receivables. The Secured Party may, but shall not be obligated to, take all actions reasonable or necessary to preserve, enforce or collect the Receivables, including, without limitation, the right to notify account debtors and obligors on instruments to make direct payment to the Secured Party, to permit any extension, compromise or settlement of any of the Receivables for less than face value, or to sue on any Receivable, all without prior notice to the Debtor.

          (C) Proceeds. The Secured Party may collect and apply all proceeds of the Collateral, and may endorse the name of the Debtor in favor of the Secured Party on any and all checks, drafts, money orders, notes, acceptances, or other instruments of the same or a different nature, constituting, evidencing, or relating to the Collateral which may come into the possession of the Secured Party. The Secured Party may receive and open all mail addressed to the Debtor and remove therefrom any cash or non-cash items of payment constituting proceeds of the Collateral.

          (D) Insurance Adjustments. The Secured Party may adjust, settle, and cancel any and all insurance covering any Collateral, endorse the name of the Debtor in favor of the Secured Party on any and all checks or drafts drawn by any insurer, whether representing payment for a loss or a return of unearned premium, and execute any and all proofs of claim and other documents or instruments of every kind required by any insurer in connection with any payment by such insurer.

          (E) Appointment of Receiver. Without demand or notice to the Debtor except to the extent required by law, the Secured Party shall have the right to the appointment of a receiver for the properties and assets of the Debtor and the Debtor hereby consents to such right and to such appointment and hereby waives any objection the Debtor may have thereto and hereby waives the right to have a bond or other security posted by the Secured Party or any other person in connection therewith.

          (F) Deposit Accounts. Upon the occurrence and during the continuance of any Event of Default, such Event of Default not having previously been waived, remedied or cured, the Secured Party shall have the right at any time or times to give any depository bank holding moneys or other assets of the Debtor instructions as to the withdrawal, transfer or other disposition of any funds in any deposit accounts of the Debtor subject thereto, without the consent of the Debtor, and may apply all sums withdrawn from such deposit accounts to the payment of the Obligations in accordance with the terms of the Loan Agreements and, and in addition, the Secured Party may instruct such depository banks to terminate the Debtor’s withdrawal rights with respect to such deposit accounts. The Debtor constitutes and appoints irrevocably the Secured Party its true and lawful attorney, with full power of substitution, without limitation, upon the occurrence and during the continuance of an Event of Default (or other event which, in the Secured Party’s determination, adversely affects the Secured Party’s interest in the Collateral), to demand, collect, receive and sue for all amounts which may become due and payable under the deposit accounts, and to execute all withdrawal receipts or other orders for the Debtor, in the Secured Party’s own name or in the name of the Debtor or otherwise, which the Secured Party reasonably deems necessary or appropriate to protect and preserve its right, title and interest in such deposit accounts.

          The net proceeds of any disposition of the Collateral may be applied by the Secured Party, after deducting its reasonable expenses incurred in such disposition, including, but not limited to, the

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

reasonable attorneys’ fees and legal expenses incurred by the Secured Party, to the extent not prohibited by law to the payment in whole or in part of the Obligations in the manner provided in the Loan Agreements. The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and the exercise of any right or remedy or both shall not preclude the exercise of any other rights or remedies, all of which are cumulative and non-exclusive.

          SECTION 7. FCC and State Regulatory Matters. Notwithstanding any other provision of this Security Agreement:

          (A) Any foreclosure on, sale, transfer or other disposition of, or the exercise or relinquishment of any right to vote or consent with respect to, any of the Collateral by the Secured Party shall, to the extent required, be in conformance with the applicable laws, rules and regulations of the FCC and of the State of Minnesota, and, if and to the extent required thereby, subject to the prior approval of or notice to and non-opposition of the FCC and the PUC.

          (B) If an Event of Default shall have occurred and be continuing, the Debtor shall take any action which the Secured Party may reasonably request in order to transfer or assign, or both, to the Secured Party, or to such one or more third parties as the Secured Party may designate, or to a combination of the foregoing, any FCC or PUC license, permit, certificate or other authorization held or utilized by the Debtor, subject to the prior approval of the FCC or any PUC, if required. Alternatively, the Secured Party is empowered, to the extent permitted by applicable Law, to request the appointment of a receiver from any court of competent jurisdiction. Such receiver may be instructed by the Secured Party to seek from the FCC or any PUC consent to an involuntary transfer of control of the Debtor or assignment, or both, of each such FCC or PUC license, permit, certificate or other authorization for the purpose of seeking a bona fide purchaser to whom control of assets used in the provision of telecommunications or related services will ultimately be transferred or assigned. The Debtor hereby agrees to authorize such an involuntary transfer of control or assignment, or both, upon the request of the receiver so appointed and, if the Debtor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuance of an Event of Default, the Debtor shall further use commercially reasonable efforts to assist in obtaining approval of the FCC or any PUC and any other state regulatory bodies, if required, for any action or transactions contemplated by this Security Agreement, including, without limitation, the preparation, execution and filing with the FCC or any PUC and any other state regulatory bodies of the assignor’s or transferor’s portion of any application or applications for consent to the assignment of any FCC or PUC license, permit, certificate or other authorization or right to use any FCC or PUC license, permit, certificate or other authorization or transfer of control necessary or appropriate under the rules and regulations of the FCC or PUC or any other state regulatory body for approval or non-opposition of the transfer or assignment of any portion of the Collateral, together with any FCC or PUC license, permit, certificate or other authorization.

          (C) The Debtor acknowledges that the assignment or transfer of any FCC or PUC license, permit, certificate or other authorization or right to use any FCC or PUC license, permit, certificate or other authorization (subject to the prior approval of the FCC or any PUC, if required) is integral to the Secured Party’s realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Debtor to comply with the provisions of this Section 7 and that such failure would

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

not be adequately compensable in damages, and therefore agrees, without limiting the right of the Secured Party to seek and obtain specific performance of other obligations of the Debtor contained in this Security Agreement, that the agreements contained in this Section 7 may be specifically enforced.

          SECTION 8. Other Provisions.

          (A) Amendment and Waiver. Without the prior written consent of the Secured Party, no amendment or waiver of, or consent to any departure by the Debtor from, any provision hereunder shall be effective. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure by the Secured Party to exercise any remedy hereunder shall be deemed a waiver thereof or of any other remedy hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any remedy on any subsequent occasion.

          (B) Costs and Attorneys’ Fees. Except as prohibited by law, if at any time the Secured Party employs counsel in connection with the creation, perfection, preservation, or release of the security interest of the Secured Party in the Collateral or the enforcement of any of the Secured Party’s rights or remedies hereunder, all of the Secured Party’s reasonable attorneys’ fees arising from such services and all other reasonable expenses, costs, or charges relating thereto shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

          (C) No Obligation to Make Loans. Nothing contained herein or in any financing statement or other collateral document executed or filed in connection herewith shall be construed to obligate the Secured Party to make any loan or advance to the Debtor, whether pursuant to a commitment or otherwise.

          (D) Termination; Reinstatement. This Security Agreement shall remain in full force and effect until (i) the Secured Party has no further commitment or obligation to make advances to be secured hereby with respect to the Obligations, (ii) all Obligations have been paid in full and (iii) the Secured Party has executed and delivered a written statement of termination. To the extent the Debtor or any third party makes a payment or payments to the Secured Party or the Secured Party receives any payment or proceeds of the Collateral for the Obligations, enforces its security interest or exercises any right of set off, and such payment or payments or the proceeds thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other party under any bankruptcy, insolvency or other law or in equity, or any combination of the foregoing, then, to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied shall be revived and continued in full force and effect, and this Security Agreement, if earlier terminated, shall be revived and continued in full force and effect, as if such payment or payments had not been made, or such enforcement or set off had not occurred.

          (E) Performance by the Secured Party. Upon the occurrence of an Event of Default hereunder, the Secured Party may, at its option and without notice to or demand upon the Debtor, except as expressly stated herein, without obligation and without waiving or diminishing any of its other rights or remedies hereunder, fully perform or discharge any of such duties. Upon the

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

occurrence of an Event of Default hereunder, all costs and expenses incurred by the Secured Party in connection therewith, together with interest thereon at 4% per annum in excess of the highest interest rate applicable to any Loan or advance secured hereby (and in the case of payment obligations other than principal on the Loans prior to the maturity of the Loans, 6.50% per annum in excess of the Secured Party’s announced Base Rate) shall become part of the Obligations secured hereby and be due and paid by the Debtor upon demand.

          (F) Indemnification, Etc. The Debtor hereby expressly indemnifies and holds the Secured Party harmless from any and all claims, causes of action, or other proceedings, and from any and all liability, loss, damage, and expense of every nature, arising by reason of the Secured Party’s enforcement of its rights and remedies hereunder, or by reason of the Debtor’s failure to comply with any environmental or other law or regulation, other than any such claim, cause of action or other proceeding, liability, loss, damage or expense arising by reason of gross negligence or willful misconduct on the part of the Secured Party. In any suit, proceeding or action brought by the Secured Party under any account for any sum owing thereunder, or to enforce any provisions of any account, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or any other obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtor (except to the extent any such expense, loss or damage results from the gross negligence or willful misconduct of the Secured Party). The obligations of the Debtor under this Subsection 8(F) shall survive the termination of the other provisions of this Security Agreement.

          (G) Power of Attorney. The Debtor hereby constitutes and appoints the Secured Party or the Secured Party’s designee during the term of any Obligations as its attorney-in-fact, effective upon the occurrence of an Event of Default, which appointment is an irrevocable, durable agency, coupled with an interest, with full power of substitution. This power of attorney and mandate is for the purpose of taking, whether in the name of the Debtor or in the name of the Secured Party, any action which the Debtor is obligated to perform hereunder or which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement (including, without limitation, the power to collect accounts and deposit accounts and otherwise direct the depository institutions with respect thereto, and to provide control notices and/or entitlement orders to institutions with respect to securities accounts). The powers conferred upon the Secured Party in this Subsection 8(G) are solely to protect its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall have the right to exercise its power of attorney only upon the occurrence and during the continuance of an Event of Default.

          (H) Continuing Effect. This Security Agreement, the security interest of the Secured Party, in the Collateral, and all other documents or instruments contemplated hereby shall continue in full force and effect until all of the Obligations have been satisfied in full and each of the Guaranty, New Ulm MLA, New Ulm First Supplement, New Ulm Second Supplement, and each other Supplement under the New Ulm MLA, Hutchinson MLA, Hutchinson First Supplement, Hutchinson Second Supplement, Hutchinson Third Supplement and each other Supplement under the Hutchinson

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

MLA, the related Notes, and the other Loan Documents has been terminated in accordance with their respective terms and any preference period applicable to payments made on or security given for the Obligations has expired under applicable Law.

          (I) Binding Effect. This Security Agreement shall be binding upon and inure to the benefit of the Secured Party and its successors and assigns, and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Security Agreement shall be binding upon and inure to the benefit of the Debtor and its successor and assigns; provided, that the Debtor may not assign any of its rights or obligations hereunder without the prior written consent of the Secured Party.

          (J) Governing Law. Except to the extent governed by applicable federal law, this Security Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without reference to choice of law doctrine.

          (K) Notices. All notices hereunder shall be delivered in accordance with the terms and conditions set forth in and to the address provided for the parties in Section 10(e) of the Guaranty.

          (L) Severability. Any term or provision of this Security Agreement that is determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          (M) Entire Agreement. This Security Agreement, together with all documents referred to herein, constitute the entire agreement between the Debtor and the Secured Party with respect to the matters addressed herein.

          (N) Changes in Applicable Law. The parties acknowledge their intent that, upon the occurrence and during the continuation of an Event of Default, the Secured Party shall receive, to the fullest extent permitted by applicable Law and government policy (including, without limitation, the rules, regulations and policies of the FCC or any PUC), all rights necessary or desirable to obtain, use or sell the Collateral and to exercise all remedies available to it under this Security Agreement, the UCC as in effect in any applicable jurisdiction or other applicable Law. The parties further acknowledge and agree that, in the event of changes in the law or governmental policy occurring subsequent to the date hereof that affect in any manner the Secured Party’s rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable the Secured Party to obtain such rights of access, use or sale, the Secured Party and the Debtor shall amend this Security Agreement in such manner as the Secured Party shall reasonably request in order to provide the Secured Party such rights to the greatest extent possible consistent with applicable Law and governmental policy and the Loan Agreements.

          (O) Marshaling. The Secured Party shall not be required to marshal any present or future security for (including but not limited to this Security Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral, and to the extent that it lawfully may do so the Debtor hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable Law, the Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the sole custody thereof.

[Signatures follow on next page.]

Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

          IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be executed and delivered, and the Secured Party has caused this Security Agreement to be executed and delivered, each by their duly authorized officer as of the date shown above.

NEW ULM TELECOM, INC.

By:

Name:
Title:

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Security Agreement/New Ulm Telecom, Inc.
Loan Nos. RX0583 and RX0584

[Signatures Continued from Previous Page]

COBANK, ACB

By:

Roger Opp
Vice President